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                                                                     EXHIBIT 2.1


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

        This Amendment No. 1 (the "Amendment"), dated as of January 10, 2000, is entered into by and among Photronics, Inc., a Connecticut corporation ("Parent"), AL Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Align-Rite International, Inc., a California corporation (the "Company").

        WHEREAS, Parent, Merger Sub and the Company have previously executed and delivered that certain Agreement and Plan of Merger, dated as of September 15, 1999, by and among Parent, Merger Sub and the Company (the "Merger Agreement");

        WHEREAS, Parent, Merger Sub and the Company desire to amend the Merger Agreement as set forth herein and pursuant to Section 7.3 of the Merger Agreement; and

        WHEREAS, the shareholders of Company who are party to the Voting Agreement have reaffirmed the Voting Agreement in light of this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and Company hereby agree as follows:

        1. Definitions. Capitalized terms used herein but not expressly defined shall have the meanings accorded such terms in the Merger Agreement.

        2. Amendment of Section 2.3 of the Merger Agreement. The first sentence of Section 2.3 of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

              "At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, subject to this Section
        2.3 and Section 2.4(f), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.2 (the "Canceled Shares") and Dissenting Shares) shall be converted into 0.85 (the "Conversion Number") of duly authorized, validly issued and nonassessable shares of Parent Common Stock (the "Merger Consideration"), provided that, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Conversion Number shall be adjusted correspondingly to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares."

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              All references in the Merger Agreement to the Conversion Number or
        the Merger Consideration shall be deemed to refer to the Conversion Number or the Merger Consideration, as the case may be, as such terms are defined in this Amendment.

        3. Amendment of Section 3.11 of the Merger Agreement. Section 3.11 of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

              "SECTION 3.11 Proxy Statement; Registration Statement; Other Information. None of the information with respect to the Company or its Subsidiaries to be included in the Proxy Statement (as defined in Section 5.2) or the Registration Statement (as defined in Section 5.2) will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting (as defined in Section 5.3) or, in the case of the Registration Statement, at the time it becomes effective or at the time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent or any affiliate of Parent specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder."

        4. Amendment of Section 3.14 of the Merger Agreement. Section 3.14 of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

               "SECTION 3.14 Opinion of Financial Advisor. The Board of Directors of the Company has received an opinion of CIBC World Markets Corp., dated January 10, 2000, to the effect that, as of such date, the Exchange Ratio (as defined therein) is fair to the Company's shareholders from a financial point of view. A copy of the written opinion of CIBC World Markets Corp. will be delivered to Parent as soon as practicable after the date of this Agreement."

        5. Amendment of Section 4.3 of the Merger Agreement. Section 4.3(a) of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

              "(a) Each of Parent and Merger Sub has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent as sole stockholder of Merger Sub, and no other corporate or stockholder proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, the issuance of the Parent Common Stock and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, this Agreement constitutes the valid and binding agreements of Parent and Merger Sub, enforceable against each of them in

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        accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Other than in connection with or in compliance with the provisions of the CGCL, the Securities Act, the Exchange Act, the HSR Act, any non-United States competition, antitrust and investments laws and the securities or blue sky laws of the various states and other jurisdictions, and, other than the filing of this Agreement and a duly executed officers' certificate by each of the Company and the Merger Sub with the California Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary on the part of Parent or Merger Sub for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not in the aggregate have a Material Adverse Effect on Parent or Merger Sub; provided that Parent makes no representation with respect to such of the foregoing as are required by reason or facts specifically pertaining to Company or any of its Subsidiaries."

        6. Amendment of Section 4.14 of the Merger Agreement. Section 4.14 of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

                      "SECTION 4.14 Vote of Parent Shareholders. Neither the
               vote of the holders of the outstanding shares of Parent Common Stock nor of any other class of the capital stock of Parent is required to approve the issuance of Parent Common Stock in the Merger."

        7. Amendment of Section 4.15 of the Merger Agreement. Section 4.15 of the Merger Agreement is hereby amended to read, in its entirety, as follows:

                      "SECTION 4.15 Opinion of Financial Advisor. The Board of
               Directors of Parent has received the opinion of Banc of America Securities LLC, dated January 10, 2000, to the effect that, as of such date, the Exchange Ratio (as defined therein) is fair from a financial point of view to Parent. A copy of the written opinion of Banc of America Securities LLC will be delivered to the Company as soon as practicable after the date of this Agreement."

        8. Amendment of Section 5.2 of the Merger Agreement. Subsections (a) and
(b) of Section 5.2 of the Merger Agreement are hereby amended and restated to read, in their entirety, as follows:

              "(a) The Company will, as promptly as practicable following the date of this Agreement, prepare and file with the SEC, will use reasonable efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable, a proxy statement that will be the same proxy statement/prospectus contained in the Registration Statement (as hereinafter defined) and a form of proxy, in connection with the vote of the Company's shareholders with respect to the matters contemplated hereby (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in

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        each case in the form or forms mailed to the Company's shareholders, is herein called the "Proxy Statement").

              (b) Parent will, as promptly as practicable following the date of this Agreement, prepare and file with the SEC a registration statement of the Parent on Form S-4 (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"). Such Registration Statement shall be used for the purposes of registering with the SEC the issuance of Parent Common Stock to holders of Company Common Stock in connection with the Merger. In addition, each of Parent and the Company will upon reasonable advance notice provide the other with all information and other data as may be reasonably requested by Parent or the Company, as the case may be, in connection with the preparation and filing of the Registration Statement and the Proxy Statement."

        9. Amendment of Section 5.3 of the Merger Agreement. Section 5.3 of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

               "SECTION 5.3 Shareholders' Meeting. The Company shall, in accordance with applicable law and its articles of incorporation and by laws, duly call, give notice of, convene and hold a meeting (which, as may be duly adjourned, shall be referred to as the "Company Meeting") of its shareholders as soon as practicable for the purpose of approving by the holders of a majority of the outstanding shares of Company Common Stock this Agreement and the Merger (the "Company Shareholder Approval"). The Company agrees to use its reasonable best efforts to cause the Company Meeting to occur within forty-five (45) days after the date on which the Registration Statement becomes effective. The Company shall include in the Proxy Statement the recommendation of its Board of Directors that shareholders vote in favor of the Company Shareholder Approval, subject to the duties of the Board of Directors of the Company to make any further disclosure to the shareholders (which shall not, unless expressly stated, constitute a withdrawal or adverse modification of such recommendation) and to the right to change such recommendation or terminate this Agreement following receipt of a Superior Proposal (as defined in Section 5.10)."

        10. Amendment of Section 6.1 of the Merger Agreement. Section 6.1(b) of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

              "(b)   The Company Shareholder Approval shall have been obtained;"

        11. Amendments of Section 7.1 of the Merger Agreement. All references in subsections (c) and (e) of Section 7.1 of the Merger Agreement to "February 25, 2000" are hereby amended to read "March 31, 2000." Subsection (b) of Section 7.1 of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

              "(b) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), (i) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or

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        warranty of the Company shall have become untrue, in either case continuing ten (10) days following notice to the Company of such breach or untruth and of a nature such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by March 31, 2000;"

        Subsection (g) of Section 7.1 of the Merger Agreement is hereby amended and restated, in its entirety, to read: "[Intentionally Omitted]", and subsection (j) of Section 7.1 of the Merger Agreement is hereby amended and restated, in its entirety, to read as follows:

              "(j) by the Company if the Average Parent Price is less than $18.82."

        12. Amendment of Section 7.5(a) of the Merger Agreement. Section 7.5(a) of the Merger Agreement is hereby amended and restated to read, in its entirety, as follows:

              "(a) In the event (i) the Company terminates this Agreement pursuant to Section 7.1(h) or (ii) Parent terminates this Agreement pursuant to Section 7.1(b)(i) or 7.1(i), then the Company shall pay Parent an amount equal to $3,640,000 (the "Termination Fee") by wire transfer of immediately available funds upon the occurrence of such event, and as a condition to termination in the case of termination pursuant to Section 7.1(h). The Termination Fee shall be the sole remedy of Parent for any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement."

        13. Amendment of Section 8.3 of the Merger Agreement. Section 8.3 of the Merger Agreement is hereby amended by adding the following as a new subsection
(d), renumbering the current subsections (d) through (l) as subsections (e) through (m) and deleting the reference to "Average Parent Price" in renumbered subsection (m):

              "(d) Average Parent Price" means the average of the daily average per share high and low sales prices of one share of Parent Common Stock as reported on the Nasdaq National Market (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for each of the 20 trading days ending on the third trading day prior to the Company Meeting (as defined in Section 5.3, so long as the Closing Date occurs within five business days of the Company Meeting or, if the Closing Date is more than five business days after the Company Meeting, the Closing Date) rounded to the nearest cent."

        Renumbered subsection (i) of Section 8.3 of the Merger Agreement is hereby amended by adding the following at the end of that subsection:

        ; provided, however, that events, circumstances and prospects disclosed by the Company to Parent in the Company Disclosure Letter, as amended as of January 7, 2000, and any consequences thereof, shall not constitute or form the basis of a Material Adverse Change or Material Adverse Effect."

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        In addition, renumbered subsection (m) of Section 8.3 of the Merger
Agreement is hereby amended to delete the following defined terms: "Parent Meeting," "Parent Shareholder Approval" and "Meetings" and to add the defined term "Proxy Statement" and the accompanying section reference "5.2(a)". All references to "Joint Proxy Statement" in the Table of Contents of the Merger Agreement and in Section 4.11 of the Merger Agreement shall be to "Proxy Statement."

        14. Authority.

            (a) Each of Parent and Merger Sub has full corporate power and authority to enter into this Amendment. The execution and delivery of this Amendment and the consummation by each of Parent and Merger Sub of the transactions contemplated by the Merger Agreement, as amended hereby, have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub. This Amendment has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

            (b) The Company has full corporate power and authority to enter into this Amendment. The execution and delivery of this Amendment and the consummation by the Company of the transactions contemplated by the Merger Agreement, as amended hereby, have been duly and validly authorized by the Board of Directors of the Company. This Amendment has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

        15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

        16. Counterparts; Effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        17. Merger Agreement Confirmed. Except as amended hereby, the Merger Agreement is ratified and confirmed in all respects. Each reference in the Merger Agreement or any other related document to the Merger Agreement, the Agreement or this Amendment shall be deemed to a reference to the Merger Agreement as amended hereby.



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        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   PHOTRONICS, INC.


                                   By:
                                       -----------------------------------------
                                       Name:       Michael J. Yomazzo
                                       Title:      Vice Chairman

                                   By:
                                       -----------------------------------------
                                       Name:       Jeffrey P. Moonan
                                       Title:      Executive Vice President
                                                   Finance and Administration

                                   AL ACQUISITION CORP.


                                   By:
                                       -----------------------------------------
                                       Name:       Michael J. Yomazzo
                                       Title:      President

                                   By:
                                       -----------------------------------------
                                       Name:       Jeffrey P. Moonan
                                       Title:      Vice President

                                   ALIGN-RITE INTERNATIONAL, INC.


                                   By:
                                       -----------------------------------------
                                       Name:       James L. Mac Donald
                                       Title:      Chairman of the Board,
                                                   Chief Executive Officer
                                                   and President

                                   By:
                                       -----------------------------------------
                                       Name:       Petar N. Katurich
                                       Title:      Vice President of Finance,
                                                   Chief Financial Officer

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